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                                                                    EXHIBIT 99.2


                PROXY FOR SPECIAL MEETING OF THE SHAREHOLDERS OF
                        TELCO COMMUNICATIONS GROUP, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder hereby appoints Bryan K. Rachlin and Donald A. Burns, and each of them, with full power of substitution, as proxies to vote all shares in the Company which the undersigned is entitled to vote at the Special Meeting of Telco Communications Group, Inc. (the "Company") to be held at Hyatt Fair Lakes, 12777 Fair Lakes Circle, Fairfax, Virginia on October 11, 1997 at 10:30 a.m. (local time) and at any postponement or adjournment thereof (the "Special Meeting"), with the effect and as if the undersigned were personally present and voting upon the matters set forth in this proxy card.
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[X]      Please mark your votes as
         indicated in this example

1. Proposal to approve the Merger Agreement and the transactions contemplated thereby.

                    For [ ]     Against [ ]     Abstain [ ]

2.       Proposal to approve the Holdings 1997 Stock Option Plan.

                    For [ ]     Against [ ]     Abstain [ ]

3.       Proposal to approve the Holdings 1997 Directors Stock Option Plan.

                    For [ ]     Against [ ]     Abstain [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

         PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (1) FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, (2) FOR APPROVAL OF THE HOLDINGS 1997 STOCK OPTION PLAN, (3) FOR APPROVAL OF THE HOLDINGS 1997 DIRECTOR STOCK OPTION PLAN AND (4) FOR OR AGAINST ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AT THE DISCRETION OF THE PROXY HOLDERS.

         MARK HERE FOR ADDRESS CHANGE   [  ]     MARK HERE IF YOU PLAN TO   [  ]
         AND NOTE AT LEFT                        ATTEND THE
                                                 SPECIAL MEETING

         Signature(s)                            Date
                     -------------------------       ------------------------

         IMPORTANT -- PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
         If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.